Exhibit 10.1
SIXTH AMENDMENT, ASSUMPTION OF
OBLIGATIONS AND RELEASE AGREEMENT
This SIXTH AMENDMENT, ASSUMPTION OF OBLIGATIONS AND RELEASE AGREEMENT dated as of June 15, 2009 (this “Sixth Amendment”), is among RZB FINANCE LLC (the “Lender”), Rio Vista Energy Partners L.P., a Delaware limited partnership (“RVEP”) and Regional Enterprises, Inc., a Virginia corporation (“Regional”).
W I T N E S S E T H:
WHEREAS, Lender and RVEP are parties to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”; capitalized terms used herein having the meanings ascribed thereto in the Loan Agreement unless otherwise defined herein);
WHEREAS, Regional has executed and delivered a Guarantee in favor of the Lender, guaranteeing the Obligations of RVEP;
WHEREAS, RVEP and Regional have requested the Lender to agree to (i) certain amendments to the Loan Agreement, (ii) the release of RVEP from its Obligations under the Loan Agreement and the assumption by Regional of all such Obligations, (iii) the release of POC and RVOP from their Obligations under the Guarantees, (iv) the release of RVEP, POC and RVOP from their Obligations under their respective Security Agreements (but in respect of RVEP, excluding the Pledge Agreement as defined below) and the release of the Liens granted thereunder, and (v) the release of Rio Vista Operating GP LLC from its obligations under the agreement of subordination and assignment to which it is a party; and
WHEREAS, the Lender is willing to agree to such amendments, release and assumption of Obligations, release of POC and RVOP, release of Liens and release of obligations of subordinated creditor, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendments.
The Loan Agreement is hereby amended, effective on the Effective Date referred to in Section 5 hereof, as follows:
(a)	Subsection 1.1 is amended as follows:
(i)	The definition of “Applicable Base Rate Margin” is amended and restated in its entirety as follows:
““Applicable Base Rate Margin” means, at any date, four percent (4.0%).”

(ii)	The definitions of “Assignment of Agreement”, “Merger”, “Merger Agreement”, “Merger Sub” and “Pro Forma Balance Sheet” are each amended by deleting each reference to “Borrower” and “the Borrower” therein and replacing it with “RVEP”.
(iii)	The definition of “Base Rate Loan” is amended and restated in its entirety as follows:
““Base Rate Loan” means at any time the portion of the Loans bearing interest at a rate determined by reference to the Base Rate.”
(iv)	The definition of “Borrower’s Form 10-K” is deleted.
(v)	The definitions of “Excess Cash Distribution Date” and “Excess Cash Payment” are inserted in their proper alphabetical place as follows:
““Excess Cash Distribution Date” August 31 of each year, commencing on August 31, 2010.
“Excess Cash Payment” means for each twelve consecutive month period ending on June 30 of each year, commencing with the twelve month period beginning on June 30, 2009 and ending June 30, 2010 (each such twelve month period hereinafter referred to as a “Review Period”), the excess (if any) of
(a) consolidated net income of the Borrower for such period (after taxes), calculated in accordance with GAAP over
(b) the sum of (i) all required principal repayments under subsection 2.4(B) and interest required to be paid by the Borrower hereunder during the Review Period plus (ii) all Restricted Junior Payments made by the Borrower (other than any Excess Cash Payment) during the Review Period plus (iii) all capital expenditures made or incurred or otherwise due by the Borrower during the Review Period plus (iv) all repayments of Indebtedness (other than the Obligations) made during such Review Period.”

(vi)	The definition of “Guarantors” is amended and restated in its entirety as follows:
““Guarantors” means any Person that from time to time executes and delivers a guaranty of the Obligations in favor of Lender.”
(vii)	The definition of “Intercompany Loan” is amended and restated in its entirety as follows:
““Intercompany Loan” means a loan in the amount of $5,000,000 by RVEP to Borrower which was used to pay consideration under the Merger Agreement, which is subordinated to the Obligations on terms and conditions satisfactory to Lender in its sole discretion.”
(viii)	The definition of “Loan Documents” is amended by inserting at the end thereof: “, excluding any Loan Documents subsequently terminated in accordance with their terms.”
(ix)	The definition of “Loan Party” is amended and restated in its entirety as follows:
““Loan Party” means the Borrower and its Subsidiaries, the Guarantors, RVEP, and any other Person (other than Lender and Unrestricted Subsidiaries) which is or becomes a party to this Agreement or any other Loan Document (collectively, referred to as the “Loan Parties”).”
(x)	The definition of “Maturity Date” is amended and restated in its entirety as follows:
““Maturity Date” means April 30, 2012.”
(xi)	The definition of “MSA” is deleted.
(xii)	The definition of “Net Worth” is amended and restated in its entirety as follows:
““Net Worth” means at any time as to any Person as of the date of determination thereof, the excess of consolidated total assets over consolidated total Liabilities and adjusted as follows (without duplication):
(i) less, all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 2008;
(ii) less, to the extent otherwise included in the computation of Net Worth, any subscriptions receivable;

(iii) less, investments in and receivables and other obligations from employees, members, Subsidiaries (including, without limitation, the Unrestricted Subsidiaries) and other Affiliates;
(iv) less, if a positive amount, (A) the sum of all deferred charges, deferred tax assets and prepaid expenses minus (B) all deferred tax liabilities; and
(v) plus, for any calculation of Net Worth as of any time through and including March 31, 2009, if a negative amount, the absolute value of (A) the sum of all deferred charges, deferred tax assets and prepaid expenses minus (B) all deferred tax liabilities.”
(xiii)	The definition of “Restricted Subsidiaries” is deleted.
(xiv)	The definition of “RVEP” is inserted in its proper alphabetical place as follows:
““RVEP” means Rio Vista Energy Partners, L.P., a Delaware limited partnership.”
(xv)	The definition of “RVEP’s Form 10-K” is inserted in its proper alphabetical place as follows:
““RVEP’s Form 10-K” means RVEP’s Form 10-K filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2006.”
(xvi)	The definition of ““Security Agreement” and “Security Agreements”” is amended and restated in its entirety as follows:
““Security Agreement” and “Security Agreements” mean, with respect to the Borrower, the General Security Agreement of even date herewith executed by the Borrower, as it may be amended, modified, restated or supplemented from time to time, and with respect to RVEP, the Pledge Agreement of even date herewith executed by RVEP, as it may be amended, modified, restated or supplemented from time to time.”
(xvii)	The definition of “Subordinated Debt” is inserted in its proper alphabetical place as follows:
““Subordinated Debt” means Indebtedness of the Borrower owing to RVEP, subordinated to the Obligations on terms and conditions satisfactory to the Lender in its sole discretion.”

(xviii)	The definition of “Subsidiary” is amended by deleting the last sentence and replacing it with the following:
“Subsidiaries shall not include Unrestricted Subsidiaries.”
(b)	Subsection 2.4(B) is amended and restated in its entirety as follows:
“(B) Repayments. The outstanding principal amount of the Loans as of June 15, 2009, which is $4,250,000 (after giving effect to the Incremental Loan (as defined in the Sixth Amendment, Assumption of Obligations and Release Agreement dated as of June 15, 2009 among the Lender, RVEP and the Borrower)) shall be repaid by the Borrower on the last Business Day of each month in the amounts and on the dates as follows:

Last Business Day of Each Month
During the Following Periods	Monthly Principal Amount
June 2009 through and including April 2010	$60,000

May 2010 through and including March 2012	$148,000

April 2012	$186,000
The entire remaining outstanding principal balance of the Loans shall be paid in full no later than the Maturity Date.
(c)	Subsection 2.4(E) is amended by inserting at the end thereof, the following:
“All prepayments shall be applied to scheduled installments under subsection 2.4(B) in the inverse order of maturity thereof.”
(d)	The introductory sentence in subsection 3.1 shall be amended by replacing “the Closing Date” with “July 26, 2007”.

(e)	The introductory paragraph in Section 4 is amended by replacing “giving effect to the Merger” with June 15, 2009.”

(f)	Subsection 4.1(A) is amended by deleting in the first sentence “limited partnership” and replacing it with “corporation”.

(g)	Subsection 4.2 is amended by (i) deleting in the first sentence “limited partnership” and replacing it with “corporate”, (ii) deleting in the second sentence “Guarantor” and replacing it with “Loan Party”, (iii) deleting in the second sentence “to incur the obligations under its Guaranty and”, (iv) deleting in the fourth sentence the second reference to “Borrower” and replacing it with “RVEP” and (v) deleting in clause (A) of the fourth sentence the first reference to “limited partnership agreement” and replacing it with “certificate of incorporation”.

(h)	Subsection 4.3(b) is amended by deleting “Borrower” and replacing it with “RVEP”.

(i)	Subsection 4.3(c) is amended by deleting the first two references to “Borrower” and replacing them with “RVEP”.

(j)	Subsection 4.5 is amended by deleting each reference to “Borrower” therein and replacing it with “RVEP”.

(k)	Subsections 4.8 and 4.9 are amended by deleting the references to “Borrower’s Form 10-K” and replacing them with “RVEP’s Form 10-K”.

(l)	Subsections 4.12 and 4.15 are each amended by deleting the final sentence thereof.

(m)	Subsection 5.1(A) is amended by deleting the second and fourth references to “Borrower” and replacing them with “RVEP”.

(n)	Subsection 5.1(B) is amended by deleting the second and fourth references to “Borrower” and replacing them with “RVEP”.

(o)	Subsection 5.3 is hereby amended and restated in its entirety as follows:
“5.3 Inspection. Borrower shall permit Lender and any authorized representatives designated by Lender (at Borrower’s sole cost and expense) to visit, inspect and make or cause to be made audits of, any of the properties of Borrower or any of its Subsidiaries, including their financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested, provided, that Lender shall notify Borrower not later than the Business Day preceding the date of any such visit, inspection or audit, provided further, that Borrower shall not be required to pay the costs of more than one such audit in any calendar year, except that such limitation shall not apply after the occurrence and during the continuance of any Default or Event of Default.”
(p)	Subsection 5.9 is amended by deleting the first reference to “Borrower” and replacing it with “RVEP”.

(q)	Subsection 5.12 is amended and restated in its entirety as follows:
“5.12 Net Worth. Borrower shall at all times maintain Net Worth on a consolidated basis, plus Subordinated Debt of at least $2,600,000.”
(r)	Subsection 5.13 is amended and restated in its entirety as follows:
“5.13 Norfolk; Vehicles. (A) Borrower shall (i) deliver to Lender on or prior to July 27, 2009 a letter of intent duly executed by Norfolk Southern Railway Company, a Virginia corporation (“Norfolk Southern”) in form and substance satisfactory to Lender in its sole discretion (the “LOI”) in respect of the sale by Norfolk Southern to Borrower of the Norfolk Southern Properties (as defined below) and (ii) on or prior to the date that is 225 days after the earliest to occur of (x) the date on which the LOI is delivered to Lender and (y) July 27, 2009, (a) consummate the acquisition of the Norfolk Southern Properties on terms and conditions and subject to documentation, in form and substance satisfactory to Lender in its sole discretion and (b) execute and deliver to Lender an amendment to the Mortgage covering the Norfolk Southern Properties together with all related documents of the type set forth in Schedule 3.1(A) hereto which Lender may request, and such amendment and all such related documents shall be in form and substance satisfactory to Lender in its sole discretion. For purposes hereof, “Norfolk Southern Properties” means all properties leased by Norfolk Southern to Borrower, including, without limitation, Parcel E identified in the survey dated July 17, 2007, revised July 25, 2007, drawn by J. Livingston which was delivered to the Lender in conjunction with the Mortgage.
(B) Borrower shall, on or prior to July 27, 2009, deliver to Lender original certificates of title for all of Borrower’s vehicles and rolling stock (to the extent not already delivered to Lender), the related applications for submission to the Motor Vehicle Department or Bureau and a check payable to the Motor Vehicle Department or Bureau for any related fees, all as may be necessary for the lien of Lender to be endorsed or recorded on such certificates of title. In case any of such documents are insufficient, Borrower shall promptly comply with any and all requests made from time to time by Lender for the purpose of accomplishing such endorsement or recordation.”
(s)	Subsection 5.14 is amended and restated in its entirety as follows:

“5.14 Invoices. Borrower shall include on all of its invoices a legend stating that the accounts receivable and amounts due or to become due under such invoice have been assigned to Lender and instructing account debtors to make payment directly to account no. 2000035810250 maintained by Wachovia Bank, National Association or as otherwise directed by the Lender.”

(t)	New subsection 5.15 is inserted after subsection 5.14 as follows:

“5.15 Bank Accounts. Borrower shall cause Lender to have control in accordance with Article 9 of the UCC over any and all of its deposit accounts and other cash management accounts maintained at any financial institution or bank except (i) payroll accounts and other fiduciary accounts of the type not customarily controlled by lenders, (ii) bank accounts not maintained at Wachovia Bank, National Association, provided that the aggregate balance of funds and other assets in such accounts shall not exceed $20,000, (iii) a certificate of deposit in an amount not to exceed $50,000 held by SunTrust Bank, N.A. to secure credit card exposure of the Borrower and (iv) other accounts approved in writing by the Lender in its sole discretion.”

(u)	Subsection 6.2 is amended and restated in its entirety as follows:

“6.2 Guaranties. Except for (a) endorsements of instruments or items of payment for collection in the ordinary course of business, (b) guaranties of the Obligations or (c) so long as no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, guaranties constituting Permitted Debt, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly, including by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.”

(v)	Subsection 6.4 is amended by deleting clause (f) thereof.

(w)	Subsection 6.5 is amended and restated in its entirety as follows:

“6.5 Restricted Junior Payments. Directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that so long as after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall have made the required principal repayment on such date in accordance with subsection 2.4(B), (a) on the last Business Day of each month, the Borrower may make a distribution of cash to RVEP in an amount not to exceed $100,000 and (b) on each Excess Cash Distribution Date, the Borrower may make the applicable Excess Cash Payment, provided that (x) at least ten Business Days prior to the Excess Cash Distribution Date the Borrower shall have delivered to the Lender a calculation in reasonable detail certified as true and accurate by the chief financial officer and the chief executive officer of the Borrower, in form and substance satisfactory to the Lender, of the Excess Cash Payment and the ratio set forth in clause (y) below and the Lender shall not have objected (in its reasonable discretion) thereto and (y) the ratio of (I) consolidated net income of the Borrower (after taxes), calculated in accordance with GAAP, for the twelve consecutive month period ended on June 30 immediately prior to such Excess Cash Distribution Date to (II) the sum of all required principal payments under subsection 2.4(B) and interest required to be paid by the Borrower hereunder during such period, shall be at least 3.0 to 1.0.”

(x)	Subsection 6.7 is amended by deleting “Except for transactions and agreements disclosed prior to the date of this Agreement in Borrower’s periodic securities filings with the SEC, directly” and replacing it with “Directly”.

(y)	Subsection 6.11 is amended and restated in its entirety as follows:

“6.11 Subsidiaries. Establish, create or acquire any new Subsidiaries.”

(z)	Subsection 6.13 is amended and restated in its entirety as follows:

“6.13. Unrestricted Subsidiaries. Directly or indirectly, conduct any business with or enter into or permit to exist any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service or the making of any guaranty, distributions, contributions, loans or investments) with any Unrestricted Subsidiary or with any officer, director or employee of any Unrestricted Subsidiary, nor permit any Guarantor to do any of the foregoing.”

(aa)	New subsection 6.14 is inserted after subsection 6.13 as follows:

“6.14 Bank Accounts; Investment Accounts. Open or maintain any deposit, cash, investment or securities accounts with any financial institution or bank other than as set forth on Schedule 6.14 hereto.”

(bb)	Subsection 7.1(C) is amended and restated in its entirety as follows:

“(C) Breach of Certain Provisions. Failure of any Loan Party to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.4, 5.5, 5.6(A), 5.12 or 5.14 or Section 6; or”

(cc)	Subsection 7.1(F) is amended and restated in its entirety as follows:

“(F) Change in Control. RVEP ceases to own and control directly 100% of the capital stock of the Borrower, or Rio Vista GP, LLC ceases to be the sole general partner of RVEP, or POC ceases to own and control directly or indirectly, at least 50% of the membership interests of Rio Vista GP, LLC; provided that, RVEP, the Borrower and their Affiliates are free to explore change in control transactions and Lender shall use reasonable efforts to cooperate with such efforts of RVEP and the Borrower (at the sole cost and expense of the Borrower) so long as such transaction contemplates that the Loans will be repaid in full and all other Obligations will be repaid and satisfied in full as a condition precedent to the closing of such transaction.”

(dd)	Subsection 7.1(P) is amended by replacing “Since the Closing Date,” with “Since June 15, 2009.”

(ee)	Subsection 7.1(Q) is amended and restated in its entirety as follows:

“(Q) Intentionally Omitted.”

(ff)	Subsection 9.4 is amended by deleting

“Rio Vista Energy Partners L.P. 77-530 Enfield Lane, Bldg. D Palm Dessert, California 92211 Attn: Ian Bothwell Telecopy No. (310) 563-6255”

and replacing it with

“Regional Enterprises, Inc. 410 Water Street Hopewell, Virginia 23860 Attn: Mr. Ian Bothwell Telecopy No.: 804-458-7921”.

(gg)	New subsection 9.21 is inserted after subsection 9.20 as follows:

“Satisfaction of Obligations. Upon indefeasible repayment in full of the principal amount of the Loans along with any accrued but unpaid interest, and indefeasible repayment in full and satisfaction of all other Obligations, the Note and all Loan Documents shall extinguish and terminate (except in respect of any and all provisions that expressly survive termination thereof) and the Lender shall at the request and sole cost and expense of the Borrower take reasonable steps to promptly release all Liens securing the Obligations granted to RZB under any Loan Document.”

(hh)	Each reference to “Restricted Subsidiaries” (other than the definition of “Restricted Subsidiaries” which is deleted as set forth above) in the Loan Agreement is deleted and replaced with “Subsidiaries”.

(ii)	Exhibit A to the Loan Agreement is amended and restated in its entirety in the form of Annex III hereto.

(jj)	Exhibits B and C to the Loan Agreement are hereby deleted.

(kk)	The schedules to the Loan Agreement are amended and restated in their entirety as set forth on Annex I hereto.

Section 2. Assumption of Obligations; Reaffirmation of Regional Security Agreement; Incremental Loan.
Effective on the Effective Date referred to in Section 5 hereof:
(a) (i) Regional hereby unconditionally and irrevocably assumes all of the Obligations of RVEP, except in respect of the Pledge Agreement and the Escrow Agreement (as each such term is defined in Section 3(a) below) (all such assumed Obligations being, the “Assumed Obligations”). Regional acknowledges and agrees that (A) the Assumed Obligations are and shall be evidenced by, subject to the terms and conditions of, and secured by the Loan Agreement (as amended, supplemented or otherwise modified from time to time), the Amended and Restated Promissory Note dated June 15, 2009 made by Regional in favor of the Lender (as amended, supplemented or otherwise modified from time to time), the other Loan Documents, and such other agreements, instruments and documents as the Lender and Regional may now or hereafter execute and deliver in connection with the Assumed Obligations.
(ii) Regional acknowledges and agrees that (i) it has received and reviewed copies of the executed Loan Agreement and other Loan Documents, (ii) the Assumed Obligations are valid and in full force and effect as of the date hereof, (iii) the Assumed Obligations are not impaired, rescinded or modified in any way as a consequence of the assumption provided for herein, (iv) from and after the date hereof, Regional is fully liable to the Lender in respect of the Assumed Obligations and (v) from and after the date hereof, each reference to the “Borrower” in the Loan Agreement and any other Loan Document (other than the Environmental Indemnity Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Environmental Indemnity Agreement”) between Regional and the Lender, the Mortgage and the Assignment of Leases) shall be deemed to be and shall be a reference to Regional with the same force and effect as if Regional were originally named therein as the Borrower.
(iii) Regional agrees that it shall be bound by and hereby confirms, all covenants, agreements, consents, submissions, appointments and acknowledgments attributable to the Borrower in the Loan Agreement and the other Loan Documents, and it shall perform all obligations required of it, as the Borrower.
(iv) RVEP agrees to the foregoing assumption of the Assumed Obligations by Regional.
(b) Regional hereby (a) reaffirms its Security Agreement and all of its obligations thereunder, (b) agrees that the Liens granted thereunder are continuing without interruption and are in full force and effect and (c) agrees that the Liens granted thereunder secure all Obligations (including, without limitation, the Assumed Obligations) in addition to all other “Obligations” as defined in its Security Agreement after giving effect to this Sixth Amendment.

(c) Regional hereby (a) reaffirms the Environmental Indemnity Agreement (as defined in Section 2(a)(ii) above), the Assignment of Agreement and the Escrow Agreement (as defined in Section 3(a) below) and all of its obligations thereunder and (b) agrees that its obligations thereunder are continuing without interruption and are in full force and effect after giving effect to this Sixth Amendment.
(d) RVEP and Regional acknowledge and agree that as consideration for the assumption by Regional of the Assumed Obligations, the principal amount of the Intercompany Loan shall be permanently reduced by an amount equal to the principal amount of the Loan outstanding on the Effective Date (before giving effect to the Incremental Loan (as defined below)).
(e) (i) On the Effective Date, the principal amount of the Loans outstanding shall be increased by an amount equal to $250,000 (the “Incremental Loan”) and, accordingly, on the Effective Date, the Lender shall disburse the proceeds of the Incremental Loan to or as directed by Regional.
(ii) The proceeds of the Incremental Loan shall be used as set forth on Annex IV hereto.
Section 3. Release of Existing Borrower; Reaffirmation of Certain Loan Documents.
Effective on the Effective Date referred to in Section 5 hereof:
(a) RVEP is hereby released from its obligations under the Loan Agreement and the other Loan Documents that were executed and in effect prior to the date hereof (consequently, upon the effectiveness of such release, RVEP’s obligations under its Note shall extinguish and terminate), other than (i) the Pledge Agreement dated as of July 26, 2007 between RVEP and Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) and any and all documents delivered by RVEP in connection with the pledge and grant of Liens thereunder, (ii) the Assignment of Agreement and (iii) the Escrow Agreement dated as of July 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Escrow Agreement”) among RVEP, Regional, W. Gary Farrar, Jr. and First Capital Bank, all of which shall remain in full force and effect.
(b) RVEP hereby (i) (x) reaffirms the Pledge Agreement and all of its obligations thereunder, (y) agrees that the pledge and the Liens granted thereunder are continuing without interruption and are in full force and effect and (z) agrees that the pledge and the Liens granted thereunder secure all Obligations (including, without limitation, the Assumed Obligations) after giving effect to this Sixth Amendment and (ii) (x) reaffirms the terms and provisions of the Assignment of Agreement and the Escrow Agreement and (y) agrees that its obligations thereunder are continuing without interruption and are in full force and effect after giving effect to this Sixth Amendment.
(c) RZB hereby agrees to amend the UCC-1 financing statement filed to perfect the Liens granted by RVEP to Lender in the form attached hereto as Annex II.

Section 4. Release of Guarantors and Subordinated Creditors.
Effective on the Effective Date referred to in Section 5 hereof:
(a) Each of POC and RVOP is hereby released from its obligations under (i) the Guarantee & Agreement dated as of July 26, 2007 between POC and Lender (as amended, supplemented or otherwise modified from time to time prior to the date hereof) and (ii) the Guarantee & Agreement dated as of July 26, 2007 between RVOP and Lender (as amended, supplemented or otherwise modified from time to time prior to the date hereof), respectively, and such Guarantees are hereby terminated.
(b) Each of POC and RVOP is hereby released from its obligations, respectively, under (i) the General Security Agreement dated February 13, 2002 between POC and Lender (as amended, supplemented or otherwise modified from time to time prior to the date hereof), (ii) the General Security Agreement dated September 15, 2004 between RVOP and Lender (as amended, supplemented or otherwise modified from time to time prior to the date hereof), and (iii) the Reaffirmation of Security Agreements dated as of July 26, 2007 by and among POC, RVEP, RVOP and Lender, and all such agreements along with all Liens granted to the Lender thereunder are hereby terminated, and each of POC and RVOP is hereby authorized to file a UCC termination statement to terminate the effectiveness of the UCC-1 financing statement naming it as the debtor that was filed by the Lender to perfect the Liens granted to the Lender thereunder.
(c) Rio Vista Operating GP LLC is hereby (i) released from its obligations under the Agreement of Subordination and Assignment dated December                     , 2008 (as amended, supplemented or otherwise modified from time to time prior to the date hereof) executed by Rio Vista Operating GP LLC and RVEP and such agreement is hereby terminated and (ii) authorized to file a UCC termination statement to terminate the effectiveness of the UCC-1 financing statement naming it as the debtor that was filed by the Lender in connection therewith.
(d) (i) If at any time either POC or RVOP shall guarantee any Indebtedness of any of its Affiliates (any such guarantee, an “Affiliate Guarantee”), POC or RVOP, as applicable, shall contemporaneously therewith execute and deliver a guaranty in favor of the Lender, subordinate only to such Affiliate Guarantee, in form and substance satisfactory to the Lender in its sole discretion.
(ii) If at any time POC or RVOP shall grant Liens on any of its assets to secure an Affiliate Guarantee or any Indebtedness of such Person, it shall contemporaneously therewith grant to the Lender second priority Liens on such assets, subject to documentation in form and substance acceptable to the Lender in its sole discretion.

Section 5. Effectiveness.
This Sixth Amendment shall become effective on the date (the “Effective Date”) on which Lender shall have received:
(a) this Sixth Amendment duly executed by RVEP, Regional, POC, RVOP, Rio Vista Operating GP LLC and the Lender;
(b) an amendment to the Mortgage, Deed of Trust and Security Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time) duly executed and delivered by Regional, in form and substance acceptable to Lender in its sole discretion, and recorded in the appropriate recording office;
(c) a Note executed and delivered by Regional, in form and substance acceptable to the Lender in its sole discretion;
(d) (i) payment by RVEP or Regional of a non-refundable, fully-earned closing fee in cash in an amount equal to $50,000;
(ii) payment of all of Lender’s out of pocket costs and expenses, including, without limitation, all attorneys’ fees and the fees of RW Beck (as defined below) in connection with the Appraisal set forth below; and
(iii) payment to the Lender of all accrued and unpaid interest and fees owing under the Loan Agreement immediately prior to giving effect to this Sixth Amendment;
(e) the consolidated and consolidating balance sheets and statements of income and cash flows of Regional and its Subsidiaries as at the end of and for the month ended March 31, 2009, in reasonable detail and certified by the chief financial officer (or other officer acceptable to Lender in its sole discretion) of Regional to the effect that such information is true and complete and fairly presents the results of operations and financial condition of Regional and its Subsidiaries as at and for the month ended March 31, 2009;
(f) (i) a calculation of Adjusted Net Worth of RVEP as of March 31, 2009 with supporting written detail in form and substance acceptable to Lender in its sole discretion, showing Adjusted Net Worth of RVEP as of such date (on a consolidated basis) of not less than $2,600,000, certified as true and correct by the chief financial officer of Regional; for purposes hereof, “Adjusted Net Worth” means the sum of (i) Net Worth of RVEP plus (ii) to the extent deducted in the calculation of Net Worth of RVEP under clause (iii) of the definition thereof, up to $2,500,000 of indebtedness owing by Borrower to RVEP, so long as such indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Lender in its sole discretion”; and
(ii) a calculation of Net Worth of Regional as of March 31, 2009 with supporting written detail in form and substance acceptable to Lender in its sole discretion, showing Net Worth of Regional as of such date (on a consolidated basis) of not less than $850,000, certified as true and correct by the chief financial officer of Regional; and

(g) an account control agreement (the “Wachovia Control Agreement”) duly executed by Wachovia Bank, National Association (“Wachovia”), Regional and the Lender (in form and substance acceptable to the Lender in its sole discretion);
(h) an agreement of subordination and assignment duly executed by RVEP and Regional (in form and substance acceptable to the Lender in its sole discretion);
(i) copies of all transportation and storage agreements to which Regional is a party, certified as true and complete by the chief executive officer of Regional;
(j) copies of all leases to which Regional is a party, certified as true and complete by the chief executive officer of Regional;
(k) an appraisal report (the “Appraisal”), in form and substance acceptable to the Lender in its sole discretion, from R.W. Beck, Inc. or any of its affiliates or representatives (“RW Beck”) of Regional’s real property located at 410 Water Street, Hopewell, Virginia 23860, and the building, facility and equipment thereon;
(l) written evidence, in form and substance acceptable to the Lender in its sole discretion, that Regional has obtained all environmental permits and licenses necessary for the conduct of its business;
(m) an opinion of counsel to Regional and RVEP, in form and substance acceptable to the Lender in its sole discretion; and
(n) such corporate, partnership or other authorization documents of RVEP, Regional, POC, RVOP, and Rio Vista Operating GP LLC, as required by Lender (including, without limitation, in respect of Regional, all documents that were required to be delivered to the Lender under paragraphs 7, 12 and 13 of Schedule 3.1(A) to the Loan Agreement).
Section 6. Effect of Amendment; Ratification; Representations; etc.
(a) On and after the date hereof, when counterparts of this Sixth Amendment shall have been executed by all parties hereto,  this Sixth Amendment shall be a part of the Loan Agreement,  all references to the Loan Agreement in the Loan Agreement and the other Loan Documents shall be deemed to refer to the Loan Agreement as amended by this Sixth Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Loan Agreement, shall mean the Loan Agreement as amended hereby.
(b) Except as expressly set forth herein, this Sixth Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Loan Agreement, as amended hereby, and the Loan Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c) In order to induce Lender to enter into this Sixth Amendment, each of RVEP and Regional represents and warrants to Lender that before and after giving effect to the execution and delivery of this Sixth Amendment (including, without limitation, the assumption by Regional of the Assumed Obligations):
(i)	the representations and warranties of the Borrower set forth in the Loan Agreement and in the other Loan Documents are true and correct as if made on the date hereof; and

(ii)	no Default or Event of Default has occurred and is continuing.
(d) Each of RVEP and Regional hereby represents and warrants to Lender that:
(i) as of the date hereof (after giving effect to the Incremental Loan), the principal amount outstanding of the Loan is $4,250,000;
(ii) interest and fees have accrued thereon as provided in the Loan Agreement; and
(iii) the obligation of Regional to repay the Loan and the other Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment of the Obligations.
(e) Each of RVEP and Regional hereby agrees and acknowledges that in accordance with Section 1(g) of the Third Amendment to Loan Agreement dated as of January 27, 2009 between RVEP and the Lender, notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, no Loans (including, without limitation, the Incremental Loan) shall be LIBOR Loans and Loans shall not be converted into LIBOR Loans under any circumstances.
(f) For the avoidance of doubt, the Lender hereby agrees that it shall not deliver to Wachovia a “Notice” pursuant to and as defined in the Wachovia Control Agreement (as amended, supplemented or otherwise modified from time to time) until the occurrence of an Event of Default. The Lender may from time to time deliver to Wachovia such a Notice at any time after the occurrence of an Event of Default.
(g) This Sixth Amendment is a Loan Document.

Section 7. Release; Covenant not to Sue.
(a) EACH OF RVEP, REGIONAL, POC, RVOP AND RIO VISTA OPERATING GP LLC (IN EACH CASE IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) HEREBY REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY SUCH DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS THAT CAN BE ASSERTED (I) TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE OBLIGATIONS OR (II) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER OR ANY OF ITS PREDECESSORS, SUCCESSORS AND ASSIGNS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY WITH THE LENDER, THE “RELEASED PARTIES”). EACH OF RVEP, REGIONAL, POC, RVOP AND RIO VISTA OPERATING GP LLC HEREBY UNCONDITIONALLY AND IRREVOCABLY, VOLUNTARILY AND KNOWINGLY WAIVES, REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND DISCHARGES THE RELEASED PARTIES FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS SIXTH AMENDMENT IS EXECUTED, WHICH RVEP, REGIONAL, POC, RVOP OR RIO VISTA OPERATING GP LLC MAY NOW OR HEREAFTER HAVE AGAINST ANY OF THE RELEASED PARTIES (COLLECTIVELY, THE “RELEASED CLAIMS”) AND IRRESPECTIVE OF WHETHER ANY SUCH RELEASED CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS SIXTH AMENDMENT.
(b) EACH OF RVEP, REGIONAL, POC, RVOP AND RIO VISTA OPERATING GP LLC COVENANTS AND AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE RELEASED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS SIXTH AMENDMENT AND WERE IN ANY MANNER RELATED TO ANY OF THE LOAN DOCUMENTS.
Section 8. POC Line Letter.
For avoidance of doubt, Lender hereby confirms that the Line Letter dated September 15, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof) between the Lender and POC and all related loan documents (and upon the occurrence of the Effective Date, the liens thereunder) are terminated without any legal force and effect except to the extent that any provisions thereunder expressly survive termination thereof.
Section 9. New York Law.
This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to New York conflicts of laws principles.

Section 10. Severability.
If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
Section 11. Counterparts.
This Sixth Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. Signatures of the parties may appear on separate counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the day and year first above written.

RIO VISTA ENERGY PARTNERS L.P.		RZB FINANCE LLC

By:	Rio Vista GP LLC, as its General Partner

By:	/s/ Ian Bothwell	By:	/s/ Nancy Remini
	Name: Ian Bothwell		Name: Nancy Remini
	Title: Acting CEO		Title: Vice President

		By:	/s/ Pearl Geffers
Name: Pearl Geffers
Title: First Vice President

REGIONAL ENTERPRISES, INC.

By:	/s/ Ian Bothwell
Name: Ian Bothwell
Title: President

AGREED, in respect of Subsections 4(d) and 7

PENN OCTANE CORPORATION

By:	/s/ Ian Bothwell
Name: Ian Bothwell
Title: Acting CEO

RIO VISTA OPERATING PARTNERSHIP, L.P.

By: Rio Vista Operating GP LLC

By:	/s/ Ian Bothwell
Name: Ian Bothwell
Title: Acting CEO

AGREED, in respect of Section 7:

RIO VISTA OPERATING GP LLC

By:	/s/ Ian Bothwell
Name: Ian Bothwell
Title: Acting CEO

Annex I
[Schedules to Loan Agreement]
To be attached.

Schedule 3.1(A)
Schedule 3.1(A) to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time) before giving effect to the Sixth Amendment, Assumption of Obligations and Release Agreement dated as of June 15, 2009, shall remain the same and unchanged.

SCHEDULE 3.1(A)
RZB Finance LLC
and
Rio Vista Energy Partners L.P. (“Borrower”)
$5,000,000 Demand Loan
1.	Loan Agreement
(a)	Exhibits

(b)	Schedules
2.	(a)	Guaranty by POC
(b)	Guaranty by RVOP

(c)	Guaranty by Merger Sub

(d)	Confirmation by Borrower, POC and RVOP that existing security agreements secure new guaranties and, in the case of Borrower, the new Loan

(e)	Promissory Note
3.	(a)	Assignment of Merger Agreement by Borrower and Merger Sub
(b)	Consent by Sellers

(c)	Security Questionnaire as to Sellers [WAIVED]

(d)	UCC Search against Sellers

(e)	Certification by Borrower as to true and complete copy of merger documents
4.	(a)	Security Agreement by Merger Sub
(b)	UCC filing against Merger Sub and Target

(c)	Lien search against Merger Sub
(i)	State of incorporation
(d)	Lien search against Regional Enterprizes, Inc.
(i)	State of incorporation
(e)	Security Questionnaire as to Merger Sub and Regional Enterprizes, Inc.

(f)	Certificates of title for vehicles [POST-CLOSING]

(g)	Pledge Agreement by Borrower of 100% of capital stock of Merger Sub

(h)	Stock Power endorsed in blank (undated)

(i)	Stock Certificates representing the pledged shares

(j)	Letter from Merger Sub acknowledging Pledge
5.	(a)	Deed of Trust with respect to Virginia Property
(b)	UCC fixture filing with respect to Virginia Property

(c)	Assignment of Leases with respect to Virginia Property

(d)	Environment Indemnity with respect to Virginia Property
6.	(i)	mortgagee title insurance policies and endorsements, issued by such title insurance companies, in such amounts with only such exceptions, all as shall be required by and satisfactory to Lender,
(ii)	copies of all encumbrances affecting title and leases affecting premises

(iii)	affidavits delivered to the title company (if any),

(iv)	certificates of occupancy,

(v)	evidence of payment of (A) recording taxes, and (B) title company charges,

(vi)	receipt and recording instructions for documents delivered to title company,

(vii)	letter to title company with recording instructions,

(viii)	ALTA as-built surveys in form and substance satisfactory to and certified to Lender,

(ix)	letter from building department regarding zoning,

(x)	evidence of availability of all utilities and access to roads/water,

(xi)	flood hazard certification from surveyor,

(xii)	estoppel certificates from ground lessor,

(xiii)	subordination agreements for recording in real estate records.
7.	Corporate or partnership organizational and authorization documents with respect to:
(a)	Borrower

(b)	Guarantors

8.	Letter of direction as to disbursement of Loan Proceeds and balance of merger purchase price (which Borrower shall have deposited with Lender)
9.	Opinion of Borrower’s counsel as to such matters as the Lender may request, including, without limitation, the consummation of the Merger and the filing of the Articles of Merger with all necessary governmental authorities
10.	(a)	Evidence of the disbursement of Intercompany Loan to Merger Sub
(b)	Original promissory note evidencing Intercompany Loan, endorsed to the order of Lender
11.	Copies of consents and approvals of governmental authorities relating to Merger

12.	Copies of insurance policies, insurance certificate and endorsements with respect to Borrower and Guarantors:
(a)	casualty

(b)	liability

(c)	business interruption

(d)	environmental

(e)	earthquake

(f)	terminal operator’s policy
13.	Certificate of Borrower as to
(a)	Compliance

(b)	Solvency

(c)	Projections

(d)	Pro Forma

(e)	Environmental Reports
14.	Payment of closing fee

15.	Evidence of capital contribution

16.	Patents, trademarks [Waived]

17.	First Amendment to POC Line Letter to reduce facility by amount outstanding to Borrower under new Loan.

18.	Appraisal of fixed assets / real property

19.	True and complete copies of the following, each certified as such in a certificate executed by the president or chief financial officer of Borrower:
(i)	the Agreement and Plan of Merger;

(ii)	Executed Articles of Merger filed with Virginia State Corporation Commission on the Closing Date and such other evidence of consummation of the Merger as the Lender may request

(iii)	environmental audit reports prepared by Delta Environmental Consultants, Inc. and U.N.I. Engineering, Inc. covering all properties owned by Regional Enterprizes, Inc. including reliance letters addressed to Lender; and

(iv)	all press releases issued by the Sellers (to the extent available to Borrower or the Guarantors), Borrower or any other Loan Party with respect to the Merger and related transactions.
20.	All opinions and certificates issued by Sellers and Target and their counsel pursuant to the Merger Agreement, together with letters authorizing Lender to rely thereon as if addressed to Lender.

21.	Such other documents, agreements and instruments as Lender may reasonable request.

SCHEDULE 4.1(B)
CAPITALIZATION OF LOAN PARTIES

As of June 16, 2009

			Amount of
Name of Loan Party		Type of Ownership	Ownership
(Jurisdiction of Organization)	Name(s) of Owners	Interest	Interest

1. Rio Vista Energy Partners L.P. (Delaware)	(more than 10%)

	Jerome B. Richter	Limited Partnership Interest	19.09%

	TCW Energy X Blocker	Limited Partnership Interest	12.65%

	Rio Vista GP LLC	General Partnership Interest	2%

2. Regional Enterprises, Inc. (Virginia)	Rio Vista Energy partners L.P.	Common Stock	100%
Other than as set forth in (i) the periodic filings by Rio Vista Energy Partners L.P. with the Securities and Exchange Commission or (ii) the financial statements for Regional Enterprises and Rio Vista Energy Partners which have been provided to the Lender, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Regional Enterprises or any other Loan Party of any limited partnership interests or other securities of any such entity.

SCHEDULE 4.2
AUTHORIZATION OF BORROWING; NO CONFLICT
As of June 16, 2009, consents in connection with the following have not been obtained and may constitute a Material Adverse Effect:
•	NORFALCO transloading contract (as disclosed in the Merger Agreement) requires the consent of NORFALCO upon a change in control of Regional Enterprizes (the “Target” as defined in the Merger Agreement).

•	Certain portions of the Target’s real property in Hopewell, VA appear to be zoned residential and are being used for industrial purposes (as disclosed in the Merger Agreement).

•	Norfolk Southern lease with Target states that the Target may not “assign or sublet” the Leased Premises. This provision may prohibit an assignment in the form of a leasehold deed of trust on such premises.

SCHEDULE 4.3
FINANCIAL CONDITION
As of June 16, 2009, there are no material adverse changes in the business or operations of Regional Enterprises.

SCHEDULE 4.4
INDEBTEDNESS AND LIABILITIES
As of June 16, 2009, Regional Enterprises discloses the following indebtedness and liabilities:
•	Indebtedness in favor of RZB Finance LLC (the “Lender”).

•	Indebtedness assumed or incurred in connection with the Merger, not to exceed $7.5 million, all of which is Indebtedness solely of Regional Enterprises, Inc. (the “Borrower”).

•	There is a potential dispute related to W. Gary Farrar, Jr., the seller of the Regional assets, to whom Regional has a current and outstanding debt of approximately $900,000.00, pursuant to the Merger Agreement.

SCHEDULE 4.5
THE MERGER
As of June 16, 2009, Regional Enterprises discloses the following:
•	NORFALCO transloading contract (as disclosed in the Merger Agreement) requires the consent of NORFALCO upon a change in control of the Target.

SCHEDULE 4.6
INTANGIBLE ASSETS
There is nothing to disclosure.

SCHEDULE 4.7
TITLE TO PROPERTIES; LIENS
As of June 16, 2009, Regional Enterprises discloses the following:
•	Liens in favor of the Lender;

•	Liens shown on a title search and report to be conducted by the Lender.

SCHEDULE 4.8
LITIGATION; ADVERSE FACTS
As of June 16, 2009, Regional Enterprises discloses the following potential litigation
•	There is a potential dispute related to W. Gary Farrar, Jr., the seller of the Regional assets, to whom Regional has a current and outstanding debt of approximately $900,000.00, pursuant to the Merger Agreement. Mr. Farrar may bring suit against Regional for payment of the outstanding amount. Regional may bring suit preemptively in connection with certain material misrepresentations made by Mr. Farrar regarding the Regional assets.

SCHEDULE 4.9
PAYMENT OF TAXES
As of June 16, 2009, Regional Enterprises discloses the following:
•	Regional has not filed all required federal and state tax returns. Estimated tax amounts have been provided in the financial statements attached as Schedule 4.3.

•	Following is a list of pending tax returns that Borrower has to file:
10/31/05 Amended United States Corporation Income Tax Return
10/31/05 Amended Virginia Income Tax Return
10/31/05 Amended Tennessee Income Tax Return
10/31/06 Amended United States Corporation Income Tax Return
10/31/06 Amended Virginia Income Tax Return
10/31/06 Amended Tennessee Income Tax Return
7/27/07 United States Corporation Income Tax Return
727/07 Virginia Income Tax Return
7/27/07 Tennessee Income Tax Return
12/31/07 United States Corporation Income Tax Return
12/31/07 Virginia Income Tax Return
12/31/07 Tennessee Income Tax Return
12/31/08 United States Corporation Income Tax Return
12/31/08 Virginia Income Tax Return
12/31/08 Tennessee Income Tax Return

SCHEDULE 4.14
DISCLOSURE
As of June 16, 2009, Regional Enterprises and RVEP disclose the following:
•	Currently the sale of Regional to a third party is being explored with a number of offers in consideration.

•	RVEP is currently insolvent and may potentially file for bankruptcy relief. We do not believe that potential reorganization of RVEP should in any way negatively impact Regional.

•	The acquisition of the Norfolk Southern leased properties is expected to consist of the purchase of all of the property for an estimated sum of $275,000, rather than as a partial purchase and lease as previously anticipated.

SCHEDULE 4.15
COMPLIANCE WITH LAWS
As of June 16, 2009 there is no further disclosure to be made regarding this Section of the Loan Agreement.

SCHEDULE 4.18
FUNDAMENTAL CHANGES
As of June 16, 2009, RVEP discloses the following:
•	As set forth in a Rio Vista Energy Partners LP (“RVEP”) Report on Form 8-K filed June 2, 2009, RVEP conveyed its interests in the Oklahoma entities, including its interests in the oil and gas producing properties and associated pipeline gathering systems, back to Trust Company of the West (and its affiliates) as part of an overall Settlement Agreement and equity foreclosure.

SCHEDULE 6.4
INVESTMENTS AND LOANS
There is nothing to disclose.

SCHEDULE 6.6
RESTRICTIONS ON FUNDAMENTAL CHANGES
As of June 16, 2009, RVEP discloses the following:
•	In connection with the Merger, RVEP invested up to $8 million in Regional (in the form of $7.5 million in debt and approximately $500,000 in equity).

Annex II
[Form of UCC amendment]
To be attached.

UCC FINANCING STATEMENT AMENDMENTFor your convenience, this form has been FOLLOW INSTRUCTIONS (front and back) CAREFULLYdesigned to be completed online. The A. NAME & PHONE OF CONTACT AT FILER [optional]information typed on the first page will automatically update to the other pages. B. SEND ACKNOWLEDGMENT TO: (Name and Address)Please be sure all pertinent information is completed before printing. Once the form is Finck & Dadras LLP completed, select ‘Print’ to print the form. 100 Spear Street, Suite 700 Selecting ‘Reset’ will clear the entire form. San Francisco, California 94105 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1a. INITIAL FINANCING STATEMENT FILE #1b. This FINANCING STATEMENT AMENDMENT is 2009 0315215to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. 2.nTERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement. 3.CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law. 4.ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9. 5.AMENDMENT (PARTY INFORMATION): This Amendment affects Debtor or Secured Party of record. Check only one of these two boxes. Also check one of the following three boxes and provide appropriate information in items 6 and/or 7. CHANGE name and/or address: Give current record name in item 6a or 6b; also give newDELETE name: Give record nameADD name: Complete item 7a or 7b, and also name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.to be deleted in item 6a or 6b.item 7c; also complete items 7d-7g (if applicable). 6.CURRENT RECORD INFORMATION: 6a. ORGANIZATION’S NAME Rio Vista Operating GP LLC OR 6b. INDIVIDUAL’S LAST NAMEFIRST NAMEMIDDLE NAMESUFFIX 7.CHANGED (NEW) OR ADDED INFORMATION: 7a. ORGANIZATION’S NAME OR 7b. INDIVIDUAL’S LAST NAMEFIRST NAMEMIDDLE NAMESUFFIX 7c. MAILING ADDRESSCITYSTATE POSTAL CODECOUNTRY 210 1/2 N Main StreetEufalaOK 74432USA 7d. TAX ID #: SSN OR EIN ADD’L INFO RE 7e. TYPE OF ORGANIZATION7f. JURISDICTION OF ORGANIZATION7g. ORGANIZATIONAL ID #, if any ORGANIZATION DEBTORLimited Partnership Delaware3643129 NONE 8.AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral deleted or added, or give entire restated collateral description, or describe collateral assigned. 9.NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check herenand enter name of DEBTOR authorizing this Amendment. 9a. ORGANIZATION’S NAME RZB Finance LLC OR 9b. INDIVIDUAL’S LAST NAMEFIRST NAMEMIDDLE NAMESUFFIX 10.OPTIONAL FILER REFERENCE DATA DE — SOS FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 07/29/98) FORM SHOULD BE TYPEWRITTEN OR COMPUTER GENERATED

Instructions for National UCC Financing Statement AMENDMENT (Form UCC3)
Please type or laser-print this form. Be sure it is completely legible. Read all Instructions, especially Instruction 1a; correct file number of initial financing statement is crucial. Follow Instructions completely.
Fill in form very carefully; mistakes may have important legal consequences. If you have questions, consult your attorney. Filing office cannot give legal advice.
Do not insert anything in the open space in the upper portion of this form; it is reserved for filing office use.
An Amendment may relate to only one financing statement. Do not enter more than one file number in item 1a.
When properly completed, send Filing Office Copy, with required fee, to filing office. If you want an acknowledgment, complete item B and, if filing in a filing office that returns an acknowledgment copy furnished by filer, you may also send Acknowledgment Copy, otherwise detach. Always detach Debtor and Secured Party Copies.
If you need to use attachments, use 8-1/2 X 11 inch sheets and put at the top of each sheet: “AMENDMENT” and the file number of the initial financing statement to which this Amendment relates; you are encouraged to use Amendment Addendum (Form UCC3Ad).
Always complete items 1a and 9.
A.	To assist filing offices that might wish to communicate with filer, filer may provide information in item A. This item is optional.
B.	Complete item B if you want an acknowledgment sent to you. If filing in a filing office that returns an acknowledgment copy furnished by filer, present simultaneously with this form a carbon or other copy of this form for use as an acknowledgment copy.
1a.	File number: Enter file number of initial financing statement to which this Amendment relates. Enter only one file number. In some states, the file number is not unique; in those states, also enter in item 1a, after the file number, the date that the initial financing statement was filed.
1b.	Only if this Amendment is to be filed or recorded in the real estate records, check box 1b and also, in item 13 of Amendment Addendum, enter Debtor’s name, in proper format exactly identical to the format of item 1 of financing statement, and name of record owner if Debtor does not have a record interest.
Note: Show purpose of this Amendment by checking box 2, 3, 4, 5 (in item 5 you must check two boxes) or 8; also complete items 6, 7 and/or 8 as appropriate. Filer may use this Amendment form to simultaneously accomplish both data changes (items 4, 5, and/or 8) and a Continuation (item 3), although in some states filer may have to pay a separate fee for each purpose.
2.	To terminate the effectiveness of the identified financing statement with respect to security interest(s) of authorizing Secured Party, check box 2. See Instruction 9 below.
3.	To continue the effectiveness of the identified financing statement with respect to security interest(s) of authorizing Secured Party, check box 3. See Instruction 9 below.
4.	To assign (i) all of assignor’s interest under the identified financing statement, or (ii) a partial interest in the security interest covered by the identified financing statement, or (iii) assignor’s full interest in some (but not all) of the collateral covered by the identified financing statement: Check box in item 4 and enter name of assignee in item 7a if assignee is an organization, or in item 7b, formatted as indicated, if assignee is an individual. Complete 7a or 7b, but not both. Also enter assignee’s address in item 7c. Also enter name of assignor in item 9. If partial Assignment affects only some (but not all) of the collateral covered by the identified financing statement, filer may check appropriate box in item 8 and indicate affected collateral in item 8.
5,6,7.	To change the name and/or address of a party: Check box in item 5 to indicate whether this Amendment amends information relating to a Debtor or a Secured Party; also check box in item 5 to indicate that this is a name and/or address change; also enter name of affected party (current record name, in case of name change) in items 6a or 6b as appropriate; and also give new name (7a or 7b) and/or new address (7c) in item 7.
5,6.	To delete a party: Check box in item 5 to indicate whether deleting a Debtor or a Secured Party; also check box in item 5 to indicate that this is a deletion of a party; and also enter name (6a or 6b) of deleted party in item 6.
5,7.	To add a party: Check box in item 5 to indicate whether adding a Debtor or Secured Party; also check box in item 5 to indicate that this is an addition of a party; also enter all required information in item 7: name (7a or 7b) and address (7c); also, if adding a Debtor, tax ID # (7d) in those states where required, and additional organization Debtor information (7e-g) if added Debtor is an organization. Note: The preferred method for filing against a new Debtor (an individual or organization not previously of record as a Debtor under this file number) is to file a new Financing Statement (UCC1) and not an Amendment (UCC3).
8.	Collateral change. To change the collateral covered by the identified financing statement, describe the change in item 8. This may be accomplished either by describing the collateral to be added or deleted, or by setting forth in full the collateral description as it is to be effective after the filing of this Amendment, indicating clearly the method chosen (check the appropriate box). If the space in item 8 is insufficient, use item 13 of Amendment Addendum (Form UCC3Ad). A partial release of collateral is a deletion. If, due to a full release of all collateral, filer no longer claims a security interest under the identified financing statement, check box 2 (Termination) and not box 8 (Collateral Change). If a partial assignment consists of the assignment of some (but not all) of the collateral covered by the identified financing statement, filer may indicate the assigned collateral in item 8, check the appropriate box in item 8, and also comply with instruction 4 above.
9.	Always enter name of party of record authorizing this Amendment; in most cases, this will be a Secured Party of record. If more than one authorizing Secured Party, give additional name(s), properly formatted, in item 13 of Amendment Addendum (Form UCC3Ad). If the indicated financing statement refers to the parties as lessee and lessor, or consignee and consignor, or seller and buyer, instead of Debtor and Secured Party, references in this Amendment shall be deemed likewise so to refer to the parties. If this is an assignment, enter assignor’s name. If this is an Amendment authorized by a Debtor that adds collateral or adds a Debtor, or if this is a Termination authorized by a Debtor, check the box in item 9 and enter the name, properly formatted, of the Debtor authorizing this Amendment, and, if this Amendment or Termination is to be filed or recorded in the real estate records, also enter, in item 13 of Amendment Addendum, name of Secured Party of record.
10.	This item is optional and is for filer’s use only. For filer’s convenience of reference, filer may enter in item 10 any identifying information (e.g., Secured Party’s loan number, law firm file number, Debtor’s name or other identification, state in which form is being filed, etc.) that filer may find useful.

Annex III
Exhibit A
COMPLIANCE CERTIFICATE
Reference is made to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Regional Enterprises, Inc. (as successor by assumption of the Obligations to Rio Vista Energy Partners L.P., the “Borrower”) and RZB Finance LLC (the “Lender”). Capitalized terms used herein shall have the meanings given to them in the Loan Agreement, unless otherwise defined herein.
The undersigned, does hereby certify that he/she is the [chief executive officer] [chief financial officer] of the Borrower, and that as such is authorized to execute this Compliance Certificate on behalf of the Borrower, and DOES HEREBY FURTHER CERTIFY on behalf of the Borrower that:
1. This Compliance Certificate is given pursuant to subsection 5.1(E) of the Loan Agreement.
2. I have reviewed the terms of the Loan Agreement and have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.
3. The examinations described in paragraph 2 above did not disclose, and I have no notice or knowledge of the existence of, any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate[, except as set forth below].
4. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenant set forth in subsection 5.12 of the Loan Agreement, all of which data and computations are true, complete and correct. Attached to such Schedule I are copies of the underlying calculations and work-up employed to make such determination.
5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:                                         .
6. The representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct with the same effect as though such representations and warranties were made on the date hereof, except to the extent that any such representations and warranties are limited by their terms to an earlier date and except to the extent of any exceptions approved by the Lender in writing.
7. As of, and from and after the date of the Loan Agreement the Borrower (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of the Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
8. As of the date hereof, Indebtedness of the Borrower owing to RVEP equals at least $2,865,000 and such Indebtedness has been subordinated to the Obligations pursuant to the Agreement of Subordination and Assignment dated June 15, 2009 (as amended, supplemented or otherwise modified from time to time) between the Borrower and RVEP.

The foregoing certifications, together with the computations set forth in Schedule I and all other attachments to, and the financial statements delivered with and in support of, this Compliance Certificate are made and delivered this                      day of                     , 20          .

REGIONAL ENTERPRISES, INC.
By:
Name:
Title:

SCHEDULE I
(Calculated as at the last day of the Fiscal [Quarter] [Year] ended                                  , 20         (the “Certified
Period”))
(Insert Date)
NET WORTH — BORROWER
The sum of Net Worth of Borrower and its Subsidiaries, on a consolidated basis, plus Subordinated Debt as at the end of the Certified Period was $_____ (as calculated below). The minimum requirement was $2,600,000. The Borrower is [not] in compliance with such requirement.

Consolidated total assets of Borrower	XXXX

Less: Consolidated total Liabilities of Borrower	(XXXX)

Subtotal:	XXXX

Less the sum of:

(iii) all amounts representing any write-up in the book value of any assets of Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 2008;

(iv) to the extent otherwise included in the computation of Net Worth, any subscriptions receivable;

(v) investments in and receivables and other obligations from employees, members, Subsidiaries (including, without limitation, the Unrestricted Subsidiaries) and other Affiliates; and

(vi) if a positive amount, (A) the sum of all deferred charges, deferred tax assets and prepaid expenses minus (B) all deferred tax liabilities	(XXXX)

Net Worth of Borrower as at the end of the Certified Period	XXXX

Plus:

Subordinated Debt	XXXX

Total	XXXX

Annex IV
[Use of Incremental Loan Proceeds]
The Incremental Loan proceeds shall be disbursed directly to the Lender and shall be used by the Lender to pay accrued and unpaid interest owing to the Lender pursuant to the Loan Agreement (before giving effect to the Sixth Amendment), fees (including, without limitation, amendment fees) payable to the Lender, costs and expenses incurred by the Lender (including, without limitation, attorneys’ fees and appraisal fees), and any other transaction costs incurred by the Lender in connection with the Sixth Amendment.  Any balance of the proceeds remaining after application by the Lender of all such amounts (to be determined by the Lender in its sole discretion) shall be applied by the Lender to principal of the Loans in the inverse order of maturity.